UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 2, 2026 (May 27, 2026)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	AAME	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2026, Atlantic American Corporation (the “Company”) entered into a Second Amendment (the “Amendment”) to its Revolving Credit Agreement dated as of May 12, 2021 (as amended, the “Credit Agreement”) with Truist Bank as the lender (the “Lender”). The Amendment extends the date by which the Company must deliver to the Lender (i) the Company’s audited consolidated financial statements for the year ended December 31, 2025, (ii) the Company’s interim consolidated financial statements for the quarter ended March 31, 2026, and (iii) related certificates of the Company’s compliance with financial covenants under the Credit Agreement and certain other matters to no later than July 31, 2026.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Revolving Credit Agreement, dated as of May 27, 2026, by and between Atlantic American Corporation and Truist Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ Nickeesha Bates
Nickeesha Bates
Vice President, Corporate Controller, Corporate Accounting/Finance

Date: June 2, 2026